POWER OF ATTORNEY


	Know all by these presents, that the
undersigned hereby constitutes and appoints each of Sirisha Gummaregula, Michael E. Prevoznik, and Leo C. Farrenkopf, Jr., signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the
undersigned, in the undersigned's capacity as an executive officer and/or director of Quest
Diagnostics Incorporated (the "Company"), Form
ID Applications and Forms 3, 4 and 5 in
accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder;

(2)	do and perform any and all acts for
and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID Application, Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange
Commission and any other authority;
and

(3)	take any other action of any type
whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	This Power of Attorney shall remain in
full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as of this 5th day of May, 2004.


	/s/David M. Zewe
	Signature
	DAVID M. ZEWE



STATE OF NEW JERSEY	)
	 		):  ss.
COUNTY OF BERGEN	)

	On this 5th day of May, 2004, before me, the subscriber, personally appeared DAVID W. ZEWE, to me and known to me to be the same person described in and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.


	/s/Angela Del Casale
	Notary Public
	Notary 	Public of New Jersey
	My Commission Expires Sept. 20, 2006